GABELLI DIVIDEND & INCOME TRUST N-2

Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 29, 2024, relating to the financial statements and financial highlights, which appears in Gabelli Dividend & Income Trust’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings "Financial Highlights", “Senior Securities”, "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

August 16, 2024